Samson Bélair/Deloitte & Touche s.e.n.c.r.l. 1, Place Ville Marie Suite 3000 Montréal QC H3B 4T9 Canada Tel: (514) 393-7115 Fax: (514) 390-4113 www.deloitte.ca

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in CGI Group Inc.‘s Registration Statements on Form S-8 (Reg. Nos. 333-112021, 333-13350, 333-66044 and 333-74932) of our report dated November 10, 2003, which is included in this Annual Report on Form 40-F.

/s/ Samson Bélair/Deloitte & Touche s.e.n.c.r.l.

Chartered Accountants

Montreal Quebec
February 16, 2004